Exhibit 5.1

11 S. Meridian Street Indianapolis, IN 46204-3535 U.S.A. (317) 236-1313 Fax (317) 231-7433 www.btlaw.com

September 23, 2024
Board of Directors
Horizon Bancorp, Inc.
515 Franklin Street
Michigan City, Indiana 46360

Re: Registration Statement of Horizon Bancorp, Inc. on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Horizon Bancorp, Inc., an Indiana corporation (the “Company”), in connection with its filing of a Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5) under Regulation S-K.

The Registration Statement relates to the possible offerings by the Company, from time to time, of up to $250,000,000 aggregate amount of the following securities:

(i)	common stock, no par value, of the Company (“Common Stock”);

(ii)	preferred stock of the Company (“Preferred Stock”), which may be issued in the form of depositary shares (“Depositary Shares”) evidenced by depositary receipts (“Depositary Receipts”);

(iii)	senior debt securities (“Senior Debt Securities”) and subordinated debt securities (“Subordinated Debt Securities”) of the Company (collectively, “Debt Securities”);

(iv)	warrants to purchase Common Stock, Preferred Stock, Debt Securities, or Depositary Shares of the Company (“Warrants”);

(v)	rights to purchase Common Stock, Preferred Stock, Debt Securities, or Depositary Shares of the Company (“Rights”);

(vi)	units (“Units”), which are comprised of one or more of the Securities (as defined below) in any combination; and

(vii)	contracts to purchase or sell Common Stock, Preferred Stock, Debt Securities or Depositary Shares of the Company (“Purchase Contracts”).

Horizon Bancorp, Inc.
September 23, 2024

The Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants, Rights, Units, and Purchase Contracts are collectively referred to herein as the “Securities.” The Registration Statement, and the Prospectus included therein, provide that the Securities may be offered separately, or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

In connection with this opinion, we have examined: (i) the Registration Statement, including the prospectus and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the form of indenture, as filed with the Commission for the respective Debt Securities (including, as exhibits, proposed forms of instruments thereunder), providing for the issuance of the respective Debt Securities from time to time on the terms of such indenture (the “Indenture”); (iii) the Company’s Articles of Incorporation, as amended and restated; (iv) the Company’s Bylaws, as amended and restated; (v) corporate proceedings of the Company relating to the Registration Statement and the transactions contemplated thereby; and (vi) such other agreements, proceedings, documents and records and such matters of law as we have deemed necessary or appropriate to enable us to render this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of the Company.

In rendering this opinion, we have assumed that, upon the issuance of any of the Common Stock and/or Preferred Stock that may be offered and sold under the Registration Statement, (i) the total number of issued and outstanding Common Stock and/or Preferred Stock (as the case may be) after giving effect to such issuance would not exceed the total number of Common Stock and/or Preferred Stock (as the case may be) that the Company is then authorized to issue under its articles of incorporation, as they may then be amended, and (ii) with respect to any issuance of Preferred Stock, the total number of issued and outstanding shares of the applicable series of Preferred Stock (after giving effect to such issuance) would not exceed the total number of shares of such series of Preferred Stock that the Company is then authorized to issue under its articles of incorporation, as they may then be amended.  We have further assumed that each Warrant Agreement, Deposit Agreement, Purchase Contract, Unit Document, Rights Agreement, and the Indenture, as such terms are defined in this letter, and each indenture supplement to the Indenture, will be governed by the laws of the State of New York.

We have also assumed the genuineness of signatures, the authenticity, accuracy and completeness of all documents, records and certificates submitted to us as originals, the conformity to the originals of all documents, records and certificates submitted to us as copies and the authenticity, accuracy and completeness of the originals of all documents, records and certificates submitted to us as copies.

Based on the foregoing, we are of the opinion that:

1.
except with respect to Common Stock that is issuable upon (x) the conversion or exchange of Securities that are by their terms convertible or exchangeable (“Convertible Securities”) or (y) the settlement of Purchase Contracts or Units, when (a) all necessary corporate action to authorize and approve the issuance of the Common Stock has been taken and (b) the Common Stock is issued, sold and delivered in the manner contemplated by the Registration Statement against delivery of applicable consideration, the Common Stock will be validly issued, fully paid and nonassessable;

2.
with respect to Common Stock that is issuable upon the conversion or exchange of Convertible Securities that are by their terms convertible or exchangeable into Common Stock, when (a) all necessary corporate action to authorize and approve the issuance of the Common Stock upon conversion or exchange of the Convertible Securities has been taken, (b) such Convertible Securities have been converted or exchanged in accordance with their terms, and (c) the Common Stock is issued and delivered as contemplated thereby, such Common Stock will be validly issued, fully paid and nonassessable;

Horizon Bancorp, Inc.
September 23, 2024

3.
with respect to Common Stock that is issuable upon settlement of Purchase Contracts or Units comprised of Common Stock and any one or more other Securities, when (a) all necessary corporate action to authorize and approve the issuance of the Common Stock upon settlement of the Purchase Contracts or Units has been taken, (b) such Purchase Contracts or Units have been settled in accordance with their terms and (c) the Common Stock is issued and delivered as contemplated thereby, such Common Stock will be validly issued, fully paid and nonassessable;

4.
except with respect to Preferred Stock that is issuable upon (x) the conversion or exchange of Convertible Securities or (y) the settlement of Purchase Contracts or Units, when (a) all necessary corporate action has been taken approving and authorizing the issuance of the Preferred Stock (including the establishment of the terms thereof), (b) the applicable articles of amendment have been duly filed with the Secretary of State of the State of Indiana and (c) the Preferred Stock is issued, sold and delivered in the manner contemplated by the Registration Statement against delivery of the applicable consideration, the Preferred Stock will be validly issued, fully paid and nonassessable;

5.
with respect to Preferred Stock that is issuable upon the conversion of Convertible Securities that are by their terms convertible or exchangeable, when (a) all necessary corporate action has been taken approving and authorizing the issuance of the Preferred Stock (including the establishment of the terms thereof) upon conversion or exchange of Convertible Securities, (b) the applicable articles of amendment have been duly filed with the Secretary of State of the State of Indiana and (c) such Convertible Securities have been converted or exchanged in accordance with their terms, such Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable;

6.
with respect to Preferred Stock that is issuable upon settlement of Purchase Contracts or Units that are comprised of Preferred Stock and any one or more other Securities, when (a) all necessary corporate action has been taken approving and authorizing the issuance of the Preferred Stock (including the establishment of the terms thereof) upon settlement of Purchase Contracts or Units, (b) the applicable articles of amendment have been duly filed with the Secretary of State of the State of Indiana and (c) such Purchase Contracts or Units have been settled in accordance with their terms, such Preferred Stock will be validly issued, fully paid and nonassessable;

7.
when (a) the terms of the applicable Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any supplement thereto, (b) the Indenture and any supplement thereto have been duly authorized, executed and delivered between the Company and an eligible Trustee, (c) such Debt Securities have been duly executed, authenticated, and delivered in accordance with the Indenture and any supplement thereto, and (d) such Debt Securities have been issued and sold in the manner contemplated by the Registration Statement against delivery of applicable consideration, the Debt Securities so issued (including any Debt Securities issued in settlement of Purchase Contracts or Units) will constitute valid and binding obligations of the Company;

Horizon Bancorp, Inc.
September 23, 2024

8.
when (a) all necessary corporate action to approve the execution and delivery of a deposit agreement relating to the Depositary Shares (the “Deposit Agreement”) with a bank or trust company selected by the Company to act as depositary thereunder (the “Depositary”), (b) the Deposit Agreement has been duly authorized, executed and delivered by each of the parties thereto, (c) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement, (d) the Preferred Stock represented by the Depositary Shares has been duly authorized, validly issued, fully paid and delivered to the Depositary, and (e) the Depositary Receipts evidencing the Depositary Shares have been executed and countersigned in accordance with the Depositary Agreement and issued against deposit of the Preferred Stock as contemplated by the Registration Statement and the Depositary Agreement, the Depositary Shares will constitute valid and binding obligations of the Company and will entitle the holders thereof to the rights specified in the Depositary Receipts and the Depositary Agreement;

9.
when (a) all necessary corporate action to approve and authorize the execution and delivery of a warrant agreement that conforms in all material respects to the description thereof in the Registration Statement (the “Warrant Agreement”) has been taken, (b) such Warrant Agreement has been duly authorized, executed and delivered by each of the parties thereto, (c) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement, and (d) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold, against delivery of the applicable consideration, the Warrants will constitute valid and binding obligations of the Company;

10.
when (a) all necessary corporate action to approve and authorize the form, terms, issuance and delivery of any agreement relating to the Rights (the “Rights Agreement”), (b) such Rights Agreement has been duly authorized, executed and delivered by the Company and the rights agent, and (c) the instruments representing such Rights have been duly authenticated by the rights agent and duly executed and delivered by the Company against payment therefor in accordance with the terms of the Rights Agreement and as contemplated by the Registration Statement, such Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms;

11.
when (a) all necessary corporate action to approve and authorize the issuance of Units, including the component Securities contained therein, and the documents evidencing and used in connection with the issuance and sale of Units, which documents conform in all material respects to the description thereof in the Registration Statement (the “Unit Documents”) has been taken, (b) the Units and the Unit Documents have been executed and delivered by each of the parties thereto in accordance with their respective terms and provisions, (c) the terms of the Units and of their issuance and sale have been duly established in conformity with the Unit Documents, and (d) the Units have been issued and sold as contemplated in the Unit Documents, against delivery of the applicable consideration, the Units will constitute valid and binding obligations of the Company; and

12.
when (a) all necessary corporate action to approve and authorize the execution and delivery of Purchase Contracts that conform in all material respects to the description thereof in the Registration Statement has been taken, (b) such Purchase Contracts have been duly authorized, executed and delivered by each of the parties thereto, (c) the terms of such Purchase Contracts and the underlying Securities relating thereto and of their issuance and sale have been duly established, and (d) such Purchase Contracts have been issued and sold, against delivery of the applicable consideration, the Purchase Contracts will constitute valid and binding obligations of the Company.

Horizon Bancorp, Inc.
September 23, 2024

Insofar as the opinions expressed above relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, such opinions are subject to applicable bankruptcy, reorganization, insolvency, receivership, conservatorship, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies and to the application of principles of public policy.

Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

The foregoing opinion is limited to the application of the internal laws of the State of Indiana, the internal laws of the State of New York, and applicable federal law, and no opinion is expressed herein as to any matter governed by the laws of any other jurisdiction.  The only opinions rendered by us consist of those matters set forth in the paragraphs numbered 1 through 12 above, and no opinion may be implied or inferred beyond the opinions expressly stated.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name therein and in the related Prospectus and any Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Barnes & Thornburg LLP

BARNES & THORNBURG LLP